EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of September 22, 2016, to the Credit Agreement, dated as of September 24, 2015, among each trust company listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent, as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Recitals

I. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. The Borrowers desire to amend the Credit Agreement and the Banks have agreed thereto, in each case upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms, each in appropriate alphabetical order:

“Amendment Effective Date” has the meaning ascribed thereto by Amendment No. 1, dated as of September 22, 2016, to this Credit Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.                  Clause (ii) of the defined term “Adjusted Net Assets” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in the entirety as follows: “(ii) the fair market value of all assets pledged or otherwise segregated to secure such liability, provided, however, this clause (ii) shall not include any assets solely on account of such assets being subject to a first-priority lien granted in favor of State Street Bank and Trust Company as Custodian in the ordinary course of business.”

3.                  The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “September 22, 2016” with the date “September 21, 2017”.

4.                  Section 2.07(a) of the Credit Agreement is hereby amended (A) by replacing the phrase “at the rate of 0.16% per annum” contained therein with the phrase “(i) from the Effective Date to but excluding the Amendment Effective Date, the applicable rate set forth from time to time in this Credit Agreement at which the commitment fee accrues, and (ii) from and after the Amendment Effective Date, a rate per annum equal to 0.21%” and (B) amending and restating the final sentence thereof as follows: “Commitment fees accrued through each calendar quarter shall be due and payable on the 15th day of the calendar month immediately succeeding such calendar quarter, and all accrued and unpaid commitment fees shall be due and payable on the Termination Date.”

5.                  Section 4.01(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof: “Such Borrower is not an EEA Financial Institution.”

6.                  Section 5.01(c) of the Credit Agreement are hereby amended by replacing the phrase “simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above” with “on June 30 and December 31 of each year”.

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7.                  Section 5.01(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(h)       from time to time such additional documents and information as the Agent, at the request of any Bank, may (x) reasonably request regarding the business or financial position of such Borrower, and (y) request in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

8.                  Section 5.10 of the Credit Agreement is hereby amended by inserting the phrase “, provided that in no event shall the proceeds of any Loan be used for anything other than its general business purposes or working capital purposes” immediately before the period at the end thereof.

9.                  The first sentence of Section 8.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)       Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank (X) that has become subject of a Bail-in Action, or has a direct or indirect parent company that becomes the subject of a Bail-in Action, or (Y) that:

(i) willfully does not,

(ii) does not as a result of a Failure (as defined below), or

(iii) has announced in writing it will not,

(A) make available to the Agent its pro rata share of any Loan or any other amount required to be paid by it hereunder, or (B) comply with the provisions of Section 9.04 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, in each case referred to in clause (X) or (Y) mentioned above, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied.

10.              Section 9.01(b) of the Credit Agreement is hereby amended by inserting the phrase “such procedures, for the purposes of Sections 5.01(a) and (b) hereof and notwithstanding any other provision of this Section 9.01(b), including the timely filing of such documents with the SEC and such documents’ availability on EDGAR and/or Putnam.com/funddocuments,” immediately following the phrase “procedures approved by the Agent”.

11.              Section 9.09(b) of the Credit Agreement is hereby amended by (a) deleting the word “or” immediately before clause (v) thereof, and (b) inserting a new clause (vi) immediately following the phrase “provisions of this Section 9.09”, as follows: “, or (vi) any service providers

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for such Bank and its Affiliates, so long as such service provider first agrees to be bound by the provisions of this Section 9.09”.

12.              Article 9 of the Credit Agreement is hereby amended by adding a new Section 9.16 of follows:

Section 9.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

13.              Schedule 1 to the Credit Agreement (the “Existing Schedule”) is hereby amended and restated in its entirety in the form of Schedule 1 hereto (the “New Schedule”). For purposes hereof, the Banks listed on the Existing Schedule are referred to herein as the “Existing Banks”. Each Bank that is listed on the Existing Schedule but is not listed on the New Schedule is referred to herein as a “Departing Bank”. Each Bank that is listed on the New Schedule and the Existing Schedule is referred to herein as a “Continuing Bank” and, collectively, the “Continuing Banks”.

14.              If any Loans shall be outstanding to any Borrower on the Amendment Effective

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Date, then (1) each Continuing Bank shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit D to the Credit Agreement, pursuant to which such Continuing Bank shall have assigned or accepted, as the case may be, a portion of the outstanding Loans to each Borrower necessary to reflect proportionately the Commitment Amounts as adjusted in accordance with the New Schedule and (2) in connection with such assignments, such Continuing Bank shall pay to the Agent, for the account of the other Continuing Banks, such amount as shall be necessary to appropriately reflect the assignment of Loans to it pursuant hereto.

15.              Each Departing Bank’s (a) Commitment is hereby terminated and (b) Commitment Amount is hereby reduced to zero. Each Departing Bank is no longer a Bank.

16.              Paragraphs 1 through 15 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)                the Agent shall have received from each Borrower and each Continuing Bank either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that the each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Borrower a manually signed certificate from the Secretary or Assistant Secretary of such Borrower, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by each Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) certifying that each Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since September 24, 2015 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)                (i) the Agent shall have received from each Borrower, for the account of each Departing Bank, an amount equal to all sums (whether or not then due) owing by such Borrower to such Departing Banks under the Loan Documents (collectively, the “Departing Bank Payoff Amount”) and (ii) the aggregate outstanding principal amount of the Loans on the Amendment Effective Date shall not exceed $317,500,000;

(d)               the Agent shall have received from the Borrowers, for the account of each Continuing Bank in connection herewith, an upfront fee equal to 0.04% of such Continuing Bank’s Commitment Amount as reflected on the New Schedule;

(e)                the Agent shall have received a copy of a Federal Reserve Form FR U-1 for each Continuing Bank, duly executed and delivered by each Borrower, in

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form and substance acceptable to the Agent;

(f)                 the Agent shall have received such information as the Agent, at the request of any Continuing Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g)               the Agent shall have received all (i) reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date, and (ii) fees then payable hereunder or under a separate fee letter, if any.

17.              Each Continuing Bank, the Agent, and each Borrower hereby agree that, notwithstanding anything to the contrary contained in the Loan Documents (including provisions regarding the pro rata sharing of payments), the Agent shall pay to each Departing Bank an amount equal to the Departing Bank Payoff Amount of such Departing Bank promptly after the receipt thereof by the Agent.

18.              Each Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Borrower contained in the Agreement and the other Loan Documents to which it is a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

19.              In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

20.              This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e-mail transmission of a signed signature page of this Amendment) by the party to be charged.

21.              THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 1 to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED ON SCHEDULE A HERETO

By:	/s/Jonathan Horwitz
Name:	Jonathan Horwitz
Title:	Executive Vice President
Putnam Funds - Amendment No. 1

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By:	/s/ Janet B. Nolin
Name:	Janet B. Nolin
Title:	Vice President
Putnam Funds - Amendment No. 1

SCHEDULE 1

Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment Percentages

BORROWERS: Address for Notices: Putnam Investments One Post Office Square Boston, MA 02109 Attn: Robert T. Burns Vice President and Chief Legal Officer Tel: (617) - 760 - 7043

BANKS:

STATE STREET BANK AND TRUST COMPANY

Domestic Lending Office, LIBOR Lending Office and Office for Notices to the Agent for Borrowings and Payments:

(a)   if by overnight courier service:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

Boston, MA 02210

Attn:  Eduardo Chaves

Tel:  (617) 662-8574

Fax: (617) 988-6677

Attn:  Peter Connolly

Tel:  (617) 662-8588

Fax: (617) 988-6677

(b)   in all other cases:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

PO Box 5501

Boston, MA 02206-5501

Attn:  Eduardo Chaves

Tel:  (617) 662-8574

Fax: (617) 988-6677

Attn:  Peter Connolly

Tel:  (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:

(a) if by overnight courier:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

Boston, MA 02210

Attn: Janet Nolin, Vice President

Tel: (617)-662-8629

(b) in all other cases:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

PO Box 5501

Boston, MA 02206-5501

Attn: Janet Nolin, Vice President

Tel: (617)-662-8629

Email: JBNolin@StateStreet.com

COMMITMENT AMOUNT $317,500,000	COMMITMENT PERCENTAGE 100.0%

Schedule A

List of Trusts and Companies

Putnam American Government Income Fund	Putnam Massachusetts Tax Exempt Income Fund
Putnam Arizona Tax Exempt Income Fund	Putnam Michigan Tax Exempt Income Fund
Putnam Asset Allocation Funds	Putnam Minnesota Tax Exempt Income Fund
Putnam California Tax Exempt Income Fund	Putnam Money Market Fund
Putnam Convertible Securities Fund	Putnam Mortgage Recovery Fund (closed-end fund)
Putnam Diversified Income Trust	Putnam Multi-Cap Growth Fund
Putnam Equity Income Fund	Putnam New Jersey Tax Exempt Income Fund
Putnam Europe Equity Fund	Putnam New York Tax Exempt Income Fund
Putnam Funds Trust	Putnam Ohio Tax Exempt Income Fund
Putnam Global Equity Fund	Putnam Pennsylvania Tax Exempt Income Fund
Putnam Global Health Care Fund	Putnam Tax Exempt Income Fund
Putnam Global Income Trust	Putnam Tax-Free Income Trust
Putnam Global Natural Resources Fund	Putnam U.S. Government Income Trust
Putnam Global Utilities Fund	Putnam Variable Trust
Putnam High Yield Advantage Fund	Putnam Voyager Fund
Putnam High Yield Trust	George Putnam Balanced Fund
Putnam Income Fund	The Putnam Fund for Growth and Income
Putnam International Equity Fund
Putnam Investment Funds
Putnam Investors Fund